Exhibit 10.1

AMENDMENT No. 2, dated as of January 16, 2014 (this “Amendment”), to the Credit Agreement dated as of January 30, 2012 and amended as of February 5, 2013, among SUMMIT MATERIALS, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), Collateral Agent, L/C Issuer and Swing Line Lender and the other parties thereto (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Section 10.01 of the Credit Agreement provides that the relevant Loan Parties and the Required Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment. (a) The following two definitions shall be added to Section 1.01 of the Credit Agreement:

“Amendment No. 2 Effective Date” means January 16, 2014.

“Senior Unsecured Notes” means $260,000,000 in aggregate principal amount of the Borrower’s senior unsecured notes due 2020 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior Notes Indenture in exchange for the initial unregistered senior unsecured notes.”

(b) The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended to add the words “, the Senior Unsecured Notes” following the words “the Senior Notes” to clause (c) thereof.

(c) The definition of “Permitted Ratio Debt” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Permitted Ratio Debt” means Indebtedness of the Borrower or any of its Subsidiaries, provided that (a) immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof (and for purposes of any calculations under this definition, the cash proceeds of such incurrence shall not be permitted to reduce the Consolidated Total Net Debt, Consolidated First Lien Net Debt or Consolidated Secured Net Debt), (i) no Event of Default shall be continuing or result therefrom, (ii) the Borrower and its Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, (iii) the Total Leverage Ratio is no greater than 5.75 to 1.00 (excluding, for purposes of calculating such ratio under this clause (iii), Revolving Credit Loans borrowed for seasonal working capital requirements in an amount not to exceed $50,000,000), (iv) if such

Indebtedness is secured (1) the Secured Leverage Ratio is no greater than 3.50 to 1.00 (excluding, for purposes of calculating such ratio under this clause (iv), Revolving Credit Loans borrowed for seasonal working capital requirements in an amount not to exceed $50,000,000), (2) if such Indebtedness is incurred or guaranteed on a secured basis by a Loan Party, such Indebtedness shall be in the form of debt securities or Indebtedness that is not a credit facility that could have been incurred as an Incremental Term Loan or Revolving Commitment Increase, (3) it shall have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) and (4) such Indebtedness is subject to an Intercreditor Agreement, (v) such Indebtedness does not mature or have scheduled amortization payments prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred or the maturity date of such Indebtedness can be extended subject to any customary conditions to a date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred and (vi) any such Indebtedness incurred by a Subsidiary that is not a Loan Party, together with any other Indebtedness incurred by a Subsidiary that is not a Loan Party pursuant to Section 7.03, does not exceed in the aggregate at any time outstanding the greater of $35,000,000 and 2.50% of Consolidated Total Assets, in each case determined at the time of incurrence.”

(d) Section 2.05(b)(viii) of the Credit Agreement is hereby amended and restated as follows:

“Prepayment Premium. At the time of the effectiveness of any Repricing Transaction that is consummated prior to the date that is six months after the Amendment No. 2 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term Lender with outstanding Term B Loans which are repaid, prepaid or amended pursuant to such Repricing Transaction (including each Term Lender that withholds its consent (to the extent such consent is required) to such Repricing Transaction and is replaced pursuant to Section 3.07), a fee in an amount equal to 1.0% of the aggregate principal amount of all Term B Loans prepaid (or replaced) or that are subject to an effective reduction of the Applicable Rate pursuant to such Repricing Transaction, as applicable. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.”

(e) Section 2.14(a) of the Credit Agreement is hereby amended by replacing the words “3.00 to 1.00” with the words “3.50 to 1.00”.

(f) Section 6.02(c) of the Credit Agreement is hereby amended to add the following proviso at the end thereof “; provided that notwithstanding the foregoing, the obligations in this Section 6.02(c) may be satisfied if such information is publicly available on EDGAR”.

(g) Section 7.01(w) of the Credit Agreement is hereby amended by replacing the words “3.00 to 1.00” with the words “3.50 to 1.00”.

(h) Section 7.03(t) of the Credit Agreement is hereby amended to add the words “and the Senior Unsecured Notes” following the words “the Senior Notes”.

(i) Section 7.09(xiii) of the Credit Agreement is hereby amended to add the words “, the Senior Unsecured Notes” following the words “the Senior Notes”.

Section 2. Representations and Warranties, No Default. The Borrower hereby represents and warrants that as of the Amendment No. 2 Effective Date (as defined below), after giving effect to this Amendment, (i) no Default exists and is continuing and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality are true and correct (after giving effect to any qualification thereof) in all respects on and as of the date hereof or as of the specifically referenced earlier date, as the case may be).

Section 3. Effectiveness. This Amendment shall become effective on the date (such date, the “Amendment No. 2 Effective Date”) that the following conditions have been satisfied:

(i) Consents. The Administrative Agent shall have received executed signature pages hereto from Lenders constituting the Required Lenders and each Loan Party;

(ii) Fees. The Borrower shall have paid or caused to be paid a consent fee for the account of each Lender (other than Defaulting Lender) that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 5:00 p.m. New York time on January 9, 2014 in the amount of 0.10% of such Lender’s Commitments and Loans. The Administrative Agent shall have received all expenses required to be paid or reimbursed under Section 10.04(a) of the Credit Agreement for which invoices have been presented a reasonable period of time prior to the Amendment No. 2 Effective Date; and

(iii) Representations and Warranties. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 2 Effective Date certifying that (a) all representations and warranties shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date (although any representations and warranties which expressly relate to a given date or period shall be required to be true and correct in all material respects as of the respective date or for the respective period, as the case may be), before and after giving effect to this Amendment, as though made on and as of such date and (b) no Default shall have occurred and be continuing.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5. Applicable Law.

(a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR ANY OTHER DOCUMENT RELATED HERETO. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. This Amendment shall constitute a

Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 2 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.

Section 8. WAIVER OF RIGHT TO TRIAL BY JURY.

THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR ANY PROVISION HEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SUMMIT MATERIALS, LLC

SUMMIT MATERIALS INTERMEDIATE HOLDINGS, LLC

SUMMIT MATERIALS FINANCE CORP.

SUMMIT MATERIALS HOLDINGS II, LLC

SUMMIT MATERIALS CORPORATIONS I, INC.

B&B RESOURCES, INC.

ELAM CONSTRUCTION, INC.

HAMM, INC.

N.R. HAMM CONTRACTOR, LLC

N.R. HAMM QUARRY, LLC

RK HALL, LLC

R.K. HALL CONSTRUCTION, LTD.

By: RKH Capital, L.L.C., its general partner

SCS MATERIALS, L.P.

By: RKH Capital, L.L.C., its general partner

B&H CONTRACTING, L.P.

By: RKH Capital, L.L.C., its general partner

RKH CAPITAL, L.L.C.

CON-AGG OF MO, L.L.C.

HINKLE CONTRACTING COMPANY, LLC

BOURBON LIMESTONE COMPANY

KILGORE COMPANIES, LLC

CORNEJO & SONS, L.L.C.

AUSTIN MATERIALS, LLC

INDUSTRIAL ASPHALT, LLC

By:	/s/ Anne L. Benedict
Name:	Anne L. Benedict
Title:	Secretary

CONTINENTAL CEMENT COMPANY, L.L.C.

By:	/s/ Mark Strieker
Name:	Mark Strieker
Title:	VP- Finance & Administration

[Signature Page to Amendment]

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, L/C Issuer, Swingline Lender and a Lender

By:	/s/ James B. Meanor II
	Name:	James B. Meanor II
	Title:	Managing Director

[Signature Page to Amendment]

[FORM OF LENDER SIGNATURE PAGE; LENDER SIGNATURE PAGES ON FILE WITH

THE ADMNISTRATIVE AGENT]

The undersigned Lender hereby consents to this Amendment

___________________________________________,
(Name of Institution)

By:
Name: Title:

[Signature Page to Amendment]